UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2011

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On March 9, 2011, TransMontaigne Operating Company L.P. (“Borrower”), a wholly-owned subsidiary of TransMontaigne Partners L.P., entered into an Amended and Restated Senior Secured Credit Facility (the “Amended Facility”) among the financial institutions party thereto as lenders, U.S. Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent and Wells Fargo Bank, National Association, as Administrative Agent, which amends and restates in its entirety the Amended and Restated Senior Secured Credit Facility, dated as of December 22, 2006, among the Borrower, the administrative agent (as successor-by-merger to Wachovia Bank National Association) and the lenders party thereto.  The Amended Facility provides for a maximum borrowing line of credit equal to the lesser of (i) $250 million and (ii) 4.75 times Consolidated EBITDA (as defined: $326.4 million at December 31, 2010). In addition, at our request, the maximum borrowings under the facility can be increased up to an additional $100 million, in the aggregate, without the approval of the lenders, but subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders. We may elect to have loans under the Amended Facility bear interest either (i) at a rate of LIBOR plus a margin ranging from 2% to 3% depending on the total leverage ratio then in effect, or (ii) at the base rate plus a margin ranging from 1% to 2% depending on the total leverage ratio then in effect. We also pay a commitment fee on the unused amount of commitments, ranging from 0.375% to 0.5% per annum, depending on the total leverage ratio then in effect.

Our obligations under the Amended Facility are secured by a first priority security interest in favor of the administrative agent for the benefit of the lenders, in on our assets, including cash, accounts receivable, inventory, general intangibles, investment property, contract rights and real property.  Our operating subsidiaries, other than Borrower, entered into a full recourse guarantee agreement to secure the obligations of Borrower under the Amended Facility.  In addition, we entered into a limited recourse guarantee agreement, under which our guarantee of Borrower’s obligations is limited to our ownership interest in our subsidiaries, which ownership interests we have pledged to administrative agent as security for Borrower’s obligations under the Amended Facility.

The terms of the Amended Facility include covenants that restrict our ability to make cash distributions, acquisitions and investments, including investments in joint ventures. We may make distributions of cash to the extent of our “available cash” as defined in our partnership agreement. We may make acquisitions and investments that meet the definition of “permitted acquisitions”; “other investments” which may not exceed 5% of “consolidated net tangible assets”; and “permitted JV investments” which may not exceed $125 million in the aggregate and subject to us having at least $50 million in liquidity before and after giving effect to such joint venture investment. The principal balance of loans and any accrued and unpaid interest are due and payable in full on the maturity date, March 9, 2016, or the date on which all of the lenders’ commitments are terminated, if earlier.  In addition, upon the occurrence of certain events of default, and subject to the passage of time or cure periods under certain circumstances, the lenders may accelerate and declare all or a portion of the obligations under the Amended Facility to be immediately due and payable.  The principal balance of outstanding borrowings may be prepaid at any time without penalty.

The Amended Facility also contains customary representations and warranties (including those relating to organization and authorization, compliance with laws, absence of defaults, material agreements and litigation) and customary events of default (including those relating to monetary defaults, covenant defaults, cross defaults and bankruptcy events). The primary financial covenants contained in the Amended Facility are (i) a total leverage ratio test (not to exceed 4.75 times), (ii) a senior secured leverage ratio test (not to exceed 3.75 times) in the event we issue senior unsecured notes, and (iii) a minimum interest coverage ratio test (not less than 3.0 times). These financial covenants are based on a defined financial performance measure within the Amended Facility known as “Consolidated EBITDA.”

The description of the Amended Facility does not purport to be complete and is qualified in its entirety by reference to the Amended Facility filed as Exhibit 10.1 to this report, and incorporated herein by reference.

Item 2.02  Results of Operations and Financial Condition.

On March 10, 2011, TransMontaigne Partners L.P. announced its financial results for the three months and year ended December 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this current report shall not be incorporated by reference into any registration or other document pursuant to the Securities Act of 1933, as amended.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1

Amended and Restated Senior Secured Credit Facility, dated March 9, 2011, by and among TransMontaigne Operating Company L.P., as borrower, among the financial institutions party thereto as lenders, U.S. Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	TransMontaigne Partners L.P. Press Release dated March 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: March 10, 2011	By:	/s/ Frederick W. Boutin
Frederick W. Boutin Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1

Amended and Restated Senior Secured Credit Facility, dated March 9, 2011, by and among TransMontaigne Operating Company L.P., as borrower, among the financial institutions party thereto as lenders, U.S. Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent and Wells Fargo Bank, National Association, as Administrative Agent.

99.1	TransMontaigne Partners L.P. Press Release dated March 10, 2011.